Exhibit 99.1

Investor Relations Contact:
Mr. Andrew Haag, Managing Partner
IRTH Communications, LLC
Tel: +1-866-976-IRTH (4784)
E-mail: wemu@irthcommunications.com
Website: www.irthcommunications.com

Worldwide Energy & Manufacturing USA, Inc. Appoints Gary S. Koos as Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., June 1, 2011 – Worldwide Energy & Manufacturing USA, Inc. (OTCBB:WEMUE - News) ("Worldwide" or the "Company"), a  rapidly growing supplier of photovoltaic (PV) solar modules under the ‘Amerisolar’ brand, today announced that it has appointed Mr. Gary S. Koos to the full time position of Chief Financial Officer and Treasurer, effective May 31, 2011.

Mr. Koos is a seasoned financial executive with over 25 years experience in financial leadership in public and private companies, tax accounting, fund raising and restructuring. Most recently, he served as Chief Financial Officer/Chief Operating Officer of Intera Group Inc. from 2008 to 2010, a privately-held mobile advertising and telecomm services company. Prior to that, he served as Chief Financial Officer of Blockshield PLC (AIM: BLS) from 2005 to 2008, a Radio-Frequency Identification (RFID) manufacturer and distributor, and as Chief Financial Officer of Internet-real estate company HomeGain.com, Inc. from 2004 to 2005.  From 2002 to 2004 he served as Chief Financial Officer of Onix Microsystems, Inc., a leading edge manufacture of all-optical switches for the telecommunications industry; and from 2000 to 2002 he served as Chief Financial Officer of PolyStor Corporation, a manufacturer of lithium batteries for energy supply.

Mr. Koos has also held a variety of senior financial management positions, including Division Controller at KLA-Tencor, Inc. (NASDAQ: KLAC), a $3 billion semiconductor company, Corporate Controller at Software Logistics, Inc., a $250 million contract manufacturer, Assistant Controller at Burns Philp Food, Inc., a $1 billion food manufacturer, Finance Manager at Visa International, Inc. and Senior Tax Consultant at Arthur Andersen & Co. He holds a Master of Business Administration, International Business, and a Bachelor of Science, Business Administration, from the Haas School of Business, University of California, Berkeley.

“We are very pleased to announce the appointment of Gary Koos as our new Chief Financial Officer,” said Jeff Watson, President and CEO of Worldwide Energy & Manufacturing USA, Inc. “We believe his wide range of corporate finance experience and ability to navigate the regulatory landscape will make an immediate impact on our financial reporting and to our executive team as we work to aggressively grow the business.”

Mr. Koos stated, “I am excited to join Worldwide Energy at this time of rapid growth. Jeff’s leadership and hard work has led to many new opportunities for the Company and I look forward to working with him to build upon Worldwide’s success in the solar market.”

About Worldwide Energy & Manufacturing USA, Inc.

Worldwide Energy & Manufacturing USA, Inc., headquartered in South San Francisco, California with manufacturing facilities in China, is a rapidly growing manufacturer of photovoltaic (PV) solar modules under the ‘Amerisolar’ brand. Founded in 1993, the Company sells its products primarily to clients in Europe, North America and Asia. The Company also operates several subsidiaries in the People’s Republic of China (PRC) that provide mechanical, electronic and fiber optic products manufacturing.  For more information about Worldwide Energy & Manufacturing USA, please visit its website at http://www.wwmusa.com.

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.